Exhibit 99.1

ACCELLENT INC. ANNOUNCES TENDER OFFERS FOR OUTSTANDING NOTES

WILMINGTON, MA – February 11, 2014 – Accellent Inc. (“Accellent” or the “Company”) announced today that it has commenced tender offers to purchase for cash (i) any and all of the $400,000,000 aggregate principal amount of its outstanding 8 3/8% Senior Secured Notes due 2017 (CUSIP Nos. 00430X AD9, 00430X AC1 and U00450 AB9) (the “Senior Secured Notes”) (the “Senior Secured Notes Offer”) and (ii) any and all of the $315,000,000 aggregate principal amount of its outstanding 10% Senior Subordinated Notes due 2017 (CUSIP No. 00430X AF4) (the “Senior Subordinated Notes” and, together with the Senior Secured Notes, the “Notes” and, individually, a “series” of Notes) (the “Senior Subordinated Notes Offer”). The Senior Secured Notes Offer and the Senior Subordinated Notes Offer are collectively referred to as the “Offers” and with respect to each series of Notes, each individually as an “Offer.”

The early tender date with respect to each Offer is 5:00 p.m., New York City time, on February 25, 2014, (as may be extended or earlier terminated with respect to each series of Notes, the “Early Tender Date”), and each Offer will expire at 11:59 p.m., New York City time, on March 11, 2014, (as may be extended or earlier terminated with respect to each series of Notes, the “Expiration Date”). Tendered Notes may be withdrawn at any time at or before 5:00 p.m., New York City time, on February 25, 2014, (as may be extended or earlier terminated with respect to each series of Notes, the “Withdrawal Deadline”), but not thereafter, unless the Company reduces the consideration for such series of Notes subject to such Offer or is otherwise required by law to permit withdrawals (in which case previously tendered Notes of such series may be validly withdrawn to the extent permitted by law).

As described in more detail in the Offer to Purchase of the Company dated February 11, 2014 (the “Offer to Purchase”) and related Letter of Transmittal, the total consideration for each $1,000 principal amount of Senior Secured Notes validly tendered (and not validly withdrawn) at or before the Early Tender Date and accepted for purchase by the Company will be $1,044.19 and the total consideration for each $1,000 principal amount of Senior Subordinated Notes validly tendered (and not validly withdrawn) at or before the Early Tender Date and accepted for purchase by the Company will be equal to $1,081.00. Such total consideration with respect to each series of Notes is referred to as the “Full Tender Offer Consideration.” The Full Tender Offer Consideration with respect to each series of Notes includes an early tender payment equal to $30.00 per $1,000 principal amount of Notes tendered (the “Early Tender Payment”). Holders must validly tender (and not withdraw) their Notes at or before the applicable Early Tender Date in order to be eligible to receive the Full Tender Offer Consideration, which includes the early tender payment. Holders who validly tender their Notes after the applicable Early Tender Date but on or before the applicable Expiration Date will only be eligible to receive an amount equal to the applicable Full Tender Offer Consideration minus the Early Tender Payment. Additionally, holders whose Notes are purchased pursuant to the Offers will receive any accrued and unpaid interest up to, but not including, the applicable Settlement Date (as defined below) for the Notes.

As described in more detail in the Offer to Purchase, the Full Tender Offer Consideration with respect to the Senior Secured Notes was determined with consideration given to the Company’s right to redeem up to $40,000,000, equal to 10% of the aggregate principal amount of the Senior Secured Notes originally issued, at 103.000% of the principal amount to be redeemed (the “10% Redemption”) and the Company’s right to redeem the remaining Senior Secured Notes at 104.188% of the principal amount to be redeemed (the “Senior Secured Notes Early Redemption”). The Full Tender Offer Consideration with respect to the Senior Subordinated Notes was determined with consideration given to the Company’s right to redeem the Senior Subordinated Notes at 107.500% of the principal amount to be redeemed (the “Senior Subordinated Notes Early Redemption”).

The Company currently expects to redeem any Senior Secured Notes that remain outstanding after the consummation of the Offers pursuant to the 10% Redemption and, if applicable, the Senior Secured Notes Early Redemption. The Company also expects to redeem any Senior Subordinated Notes that remain outstanding after consummation of the Offers pursuant to the Senior Subordinated Notes Early Redemption The Company expects that the redemption prices for Notes that remain outstanding after the consummation of the Offers will be less than the applicable Full Tender Offer Consideration.

At its sole discretion, the Company may choose to accept for purchase and pay for prior to the applicable Expiration Date any Notes of an applicable series tendered at or prior to the applicable Early Tender Date. If the Company so chooses, the initial settlement date for the applicable Offer (the “Initial Settlement Date”) will be the business day the Company selects following both the applicable Early Tender Date and the satisfaction or waiver of the conditions to the applicable Offer set forth in the Offer to Purchase. If the Company elects to accept for purchase and pay for Notes on an Initial Settlement Date, it will announce such election promptly after determination thereof. Regardless of whether the Company chooses to have an Initial Settlement Date in respect of any Offer, the final settlement date for each Offer (the “Final Settlement Date”) is expected to occur promptly after the applicable Expiration Date, subject to the satisfaction or waiver of the conditions to such Offer. The Initial Settlement Date, if any, and the Final Settlement Date for each Offer are each referred to as a “Settlement Date.”

Subject to the terms and conditions of each Offer, each holder who validly tenders on or prior to the applicable Early Tender Date and does not validly withdraw such Notes on or prior to the applicable Withdrawal Deadline will be entitled to receive the applicable Full Tender Offer Consideration, plus accrued and unpaid interest on such Notes, to, but not including, the applicable Settlement Date. Holders who validly tender their Notes after the applicable Early Tender Date but at or before the applicable Expiration Date will be entitled to receive the applicable late tender offer consideration, which with respect to each series of Notes is equal to the applicable Full Tender Offer Consideration minus the early tender payment, plus accrued and unpaid interest on such Notes, to, but not including, the applicable Settlement Date.

The obligations of the Company to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn pursuant to each Offer is conditioned upon the satisfaction or waiver of the following conditions as described in more detail in the Offer to Purchase: (1) the consummation of the acquisition of all of the outstanding capital stock of Lake Region Medical Holdings, Inc. by the Company (the “Merger”), (2) the entry by the Company into financing transactions totaling $1.13 billion to provide the full amount of financing required to consummate the Merger and to refinance the Notes and the Company’s existing credit facilities, and (3) the general conditions set forth in the Offer to Purchase. Neither Offer is conditioned upon the completion of the other Offer.

The Offers may be amended, extended or, under certain conditions, terminated. The Company reserves its right to make changes to one Offer without making corresponding changes to the other Offer.

The depositary and information agent for the Offers is Global Bondholder Services Corporation. The dealer managers for the Offers are Goldman, Sachs & Co. (1 800 828-3182 (U.S. Toll Free), (212) 357-0215 (collect)) and UBS Securities LLC (888 719-4210 (U.S. Toll Free), (203) 719-4210 (collect)).

The Offer to Purchase and related Letter of Transmittal will be distributed to holders of Notes promptly. Holders with questions or who would like additional copies of the offer documents may call the information agent, Global Bondholder Services Corporation, toll-free at (866) 807-2200. (Banks and brokers may call collect at (212) 430-3774).

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase with respect to any Notes. The Offers are being made only pursuant to the Offer to Purchase and related Letter of Transmittal, which will be distributed to holders of Notes promptly. Holders should read carefully the Offer to Purchase and related Letter of Transmittal because they contain important information, including the various terms of and conditions to the Offers. None of the Company, the dealer managers, the depositary, the information agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the Offers. The tender offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Accellent Inc.

The Company provides fully integrated outsourced manufacturing and engineering services to the medical device industry in the cardiology, vascular and advanced surgical markets. The Company has broad capabilities in precision component fabrication, finished device assembly, complete supply chain management capabilities and engineering services. These capabilities enhance customers’ speed to market and return on investment by enabling them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on April 1, 2013. All forward-looking statements are expressly qualified in their entirety by such risk factors. Actual results may differ from those set forth in the forward-looking statements

For more information contact:

Media Contact: Laura Tringali

978-570-6900

laura.tringali@accellent.com

Investor Contact: Richard Johnson

978-570-6900

richard.johnson@accellent.com